AMENDMENT NUMBER 2 TO REGISTRATION STATEMENT ON FORM S-1, AS
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13,
1997.

Registration Number 333-19183

_________________________________________________________________
_________________________________________________________________
                SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                            ----------------
                              AMENDMENT NO. 2
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ----------------
                            JYRA RESEARCH INC.
                      (NAME OF ISSUER IN ITS CHARTER)

DELAWARE                           3679                                          98-0167341
---------------                            --------------                               ----------------
(STATE OR                       PRIMARY STANDARD            (I.R.S. EMPLOYER
JURISDICTION OF                 INDUSTRIAL
INCORPORATION OR           CLASSIFICATION          IDENTIFICATION
ORGANIZATION)                   CODE NUMBER)              NUMBER)

HAMILTON HOUSE
111 MARLOWES
HEMEL HEMPSTEAD
HERTFORDSHIRE HP1 1BB
ENGLAND
Tel: 44 1 71 371 0702
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

RODERICK ADAMS, SECRETARY
   HAMILTON HOUSE
111 MARLOWES
HEMEL HEMPSTEAD
HERTFORDSHIRE HP1 1BB
ENGLAND
Tel: 44 1 71 371 0702
(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------------

    COPIES TO:

    JAMES BERNS, ESQ.
    BERNS & BERNS
    ONE ROCKEFELLER PLAZA
    NEW YORK, NEW YORK 10020
    TELEPHONE NO.: (212) 332-3320
    FACSIMILE NO.: (212) 332-3315

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
    SALE  TO PUBLIC:

    As soon as practicable after this Registration Statement becomes effective.


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box
    [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                   ----------------


                            CALCULATION OF REGISTRATION FEE

    TITLE OF       AMOUNT       PROPOSED PROPOSED   AMOUNT
    EACH CLASS OF     TO BE             MAXIMUM  MAXIMUM   OF
     SECURITIES           REGISTERED OFFERING AGGREGATE REGISTRATION
    TO BE                     PRICE         OFFERING      FEE
    REGISTERED                                   PER           PRICE(1)
                                                               SHARE(1)
    -----------------------------------------------------------------
    ----------
    Common Stock, $.001
    par value.........1,043,100     $7.125     $7,432,088     $2,562
    -----------------------------------------------------------------
    ----------

    --------------
    (1) Estimated solely for the purposes of calculating the
    registration fee.


                             ----------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                CROSS REFERENCE SHEET
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
    REQUIRED
    BY ITEMS OF FORM S-1

         FORM S-1 ITEM                       LOCATION IN PROSPECTUS
      1. Forepart of the Registration
          Statement and Outside Front Cover
          Page of Prospectus.................   Front Cover Page of
              Registration
              Statement;
              Cross-Reference
              Sheet; Outside Front
              Cover Page of
              Prospectus
      2. Inside Front and Outside Back Cover
          Pages of Prospectus................   Inside Front Cover
              Page of Prospectus
              and Outside Back
              Cover Page of
              Prospectus
      3. Summary Information, Risk Factors
          and Ratio of Earnings to Fixed
           Charges............................   Prospectus
             Summary; Risk Factors
      4. Use of Proceeds.....................   Prospectus Summary;
             Use of Proceeds
      5. Determination of Offering Price.....   Inapplicable
         6. Dilution............................   Inapplicable
      7. Selling Security Holders............   Selling Security
             Holders
      8. Plan of Distribution................   Front Cover
                  Page of Prospectus;
                  Selling Security
                  Holders
      9. Description of Securities to Be
          Registered.........................    Front Cover
                  Page of Prospectus;
                  Prospectus Summary;
                  Description of
                  Securities
     10. Interests of Named Experts and
          Counsel............................   Inapplicable
        11. Information with Respect to the
          Registrant.........................    Outside Front Cover
                                                 Page of Prospectus;
                                                 Risk Factors; The
                                                 Company; Dividend
                                                 Policy;
                                                 Capitalization and
                                                 Description of
                                                 Securities;
                                                 Management's
                                                 Discussion and
                                                 Analysis of
                                                 Financial Condition
                                                 and Results of
                                                 Operations;
                                                 Business; Directors,
                                                 Officers, and Key
                                                 Personnel;
                                                 Legal Proceedings; Office
                                                 Facilities;
                                                 Remuneration;
                                                 Related Party
                                                 Transactions;
                                                 Trading Market of
                                                 Company's Shares;
                                                 Principal
                                                 Stockholders; Shares
                                                 Eligible for Future
                                                 Sale; Financial
                                                 Statements
     12. Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities........................    Capitalization and
                                                 Description of
                                                 Securities


    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION
    OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO
    THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND
    EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
    NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE
    REGISTRATION STATEMENT BECOMES EFFECTIVE.
    THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL
    OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
    BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH
    SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL
    PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
    SECURITIES LAWS OF ANY SUCH STATE.

                                   JYRA RESEARCH INC.

                               SUBJECT TO COMPLETION
                      PRELIMINARY PROSPECTUS DATED JUNE 12,
                      1997

                                    PROSPECTUS

                    1,043,100 SHARES OF COMMON STOCK

               All of the 1,043,100 shares of Common Stock ("Shares") offered hereby are being sold by existing shareholders of Jyra Research Inc. ("Selling Shareholders"). No proceeds will be received by the Company.

               Prior to this offering ("Offering"), there has been a limited public market for the Common Stock of the Company on the
          National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board ("OTC Bulletin Board") and there can be no assurance that any active trading market will ever develop. On June 12, 1997, the last reported sales price on the OTC Bulletin Board for the Company's shares was $19 1/4.
                                     -----------

          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
          NATURE AND INVOLVE A HIGH DEGREE OF RISK AND
          INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS
          OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR
          ENTIRE INVESTMENT.  SEE "RISK FACTORS."
                                     -----------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR
          DISAPPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

          IN MAKING AN INVESTMENT DECISION INVESTORS MUST
          RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND
          THE TERMS OF THE OFFERING, INCLUDING THE MERITS
          AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT
          BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL
          OR STATE SECURITIES COMMISSION OR REGULATORY
          AUTHORITY.  FURTHERMORE, THESE AUTHORITIES HAVE
          NOT PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS DOCUMENT. ANY REPRESENTATION TO THE
          CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, "Company" shall include its English subsidiary, Jyra Research Ltd. Each prospective investor is urged to read this Prospectus in its entirety.

          THE COMPANY

                  The principal executive offices of the Company are located at Hamilton House, 111 Marlowes, Hemel Hempstead, Hertfordshire HP1 1BB, England, and its telephone number is 44 171 371 0702.

               The Company was incorporated on May 2, 1996 under the laws of Delaware. The Company's plans are to design, develop, manufacture, and market new computer network management systems to (i) maximize network productivity, (ii) minimize network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks. These problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current network management systems do not have the capability to effectively deal with these issues. Management proposes to develop distributed monitoring systems incorporating a proprietary technology linking advanced protocol decodes with expert analysis capabilities to facilitate real-time identification, diagnosis and resolution of network problems.

                   THE OFFERING


          Common Stock Offered on Behalf of
           Selling Shareholders.........................1,043,100 shares
          Common Stock Outstanding Prior to
           this Offering .....................................6,276,600 shares
          Common Stock to be Outstanding
          After this Offering.............................6,276,600 shares


                       USE OF PROCEEDS

               The Shares being registered pursuant to this prospectus were originally sold to persons residing in Europe who purchased the Shares from the Company in October and November 1996 (the
          "European Offering"). These Shares will be offered for resale by the purchasers in the European Offering (the "Selling Shareholders").
          The Company will receive no proceeds from sales by the Selling Shareholders.


          RISK FACTORS

                  The securities offered hereby involve a high degree of risk, including, but not limited to, its status as a new business, its continued dependence on securing additional financing, the fact that it has only commenced taking orders for its products, its lack of revenues, its dependence upon key personnel, inexperience of management, protection of intellectual property, competition, the fact that its proposed products are only at the conceptual stage or software prototypes states, limited experience of management in manufacturing, delays in development of software and related products, competitive disadvantage of Company, changes in technology, risk of competing technologies, risks associated with international operations, dependence of the company upon unproven products, limited market for Shares, potential sales of substantial amounts of shares, significant control and influence by existing shareholders, limitation of officers' and directors' liabilities under Delaware law.: See "Risk Factors."

               An investment in the Shares is speculative and involves a high degree of risk. See "Risk Factors."

          DESCRIPTION OF OFFERING

               The Shares being registered pursuant to this prospectus were originally sold to persons who purchased the Shares from the Company in Europe during November 1996 (the "European
          Offering"). No Shares are being sold by the Company and the Company will receive no proceeds from the sales by the Selling Shareholders.

          Estimated expenses incurred by the Company with respect to this Offering are $50,000. In the United States, the Shares are being offered directly by the Selling Shareholders. No commissions are being paid with respect to the sale of the Shares being offered in the United States other than normal brokerage commissions.

                  SELLING SECURITY HOLDERS


          Name       Relationship            No. of                 No. of                       No. of
                       To Company          Shares Owned         Shares Offered           Shares
                                                                                                                       &
                                                                                                                    % of
                                                                                                                     Company
                                                                                                                     Owned
                                                                                                                      After
                                                                                                                   Offering



          Ten Cate     None                 105,000                    95,000                     10,000
          & Cie                                                                                                        .16%

          Wexford       None                 15,000                     15,000                               0
          Finance

          Banque         None                 80,500                      50,000                       30,500
          Paribas                                                                                                      .48%

          Mees            None                  10,000                     10,000                               0
          Pierson BV

          Mees            None                   10,000                    10,000                               0
          Pierson
          (Luxembourg) SA

          Pim                  None                5,000                        5,000                              0
          Holdings, NV

          Veer                None               20,000                     20,000                                0
          Palthe
          Voute Asset
          Management

             Belficom     None             12,425                    12,425                      0
               4

          Optimix           None                40,000                    40,000                          0
          Vermogen-
          sbeheer

          Eeb g              None                  17,000                     17,000                         0
          Vermogen-
          eheer BV

          Loek               None                   17,000                    17,000                         0
          Van Den
          Boog

          PBI                 None                   15,000                   15,000                           0
          Securities

          Plashof            None                    30,000                 30,000                            0
          Beheer BV

          Mees               None                      38,000                38,000                            0
          Pierson

             Int'l         None                     442,575              317,575                  125,000
          Publishing                                                                                             2.0%
          Holdings, SA

          Grupo de        None                        33,000                  8,000                   25,000
          Creacion                                                                                                     .4%
          Ltd.

          Union             None                       315,000                 50,000                265,000
          Bacaire Privee                                                                                            4.2%

          Standard         None                        20,000                 20,000                           0
          Bank Nomi-
          nees (CI)
          Limited

          Securities            None                     10,000              100,000                   10,000
          Trading SA                                                                                               .16%

          Bertrand          None                          5,000                  5,000                          0
          Chatelain

               5

          Pascal              None                         5,000                5,000                              0
          Zannetti

          Clark &          None                           5,000                5,000                             0
          Cie

          Yves              None                            10,500               6,500                      4,000
          Gut                                                                                                             .06%

          M.F.              None                        10,000              10,000                               0
          Van Til

          Finter             None                        18,000               18,000                             0
          Bank

          Brewin            None                        75,000                10,000                   65,000
          Nominees                                                                                                   1.0%
          Limited

          Bank               None                     404,500               72,000                 332,500
          von                                                                                                        6.4%
          Ernst & Co.Ltd.

          Union  /fn/                                132,600               41,600                       91,000
          Securities                                                                                                   1.4%
          (Int'l) Ltd.


 /fn/ Mr. Timothy A.B. Mills, a founder of the Company, who owns 550,000 Shares, is a director, and owns 20%, of Union
 Securities (International) Ltd.

                                       GENERAL

          Following is a glossary of terms used in this prospectus.

                                  GLOSSARY OF TERMS


 Access Terminal     A screen and keyboard solely to
                     access  information; incapable of
                     independent  operation.

 ATM                 Asynchronous Transfer Mode.  A
                     new  method of allowing far greater
                     volumes of data to be passed through a
                     network.

 Backbone Routers    A series of devices used to guide
                     and direct data efficiently to its
                     destination by the most
                     appropriate path.

 Bridges             Devices that prevent local traffic
                     from being flooded to an entire
                     network.

 Broadcast           Any data or signal that is
                     transmitted throughout the entire
                     network.

 Code                Language in which software
                     programs are written.

 Control Mechanisms  Methods to inhibit the flow of data
                     communications traffic.

 Dealer Feeds        Electronic supply of financial
                     market data.

 Ethernet            A standard that defines the way
                     data is transmitted.

 FDDI                A standard that defines the way
                     data is transmitted over fiber optic
                     cable.

 Global Network      A data communications network
                     that connects interconnects
                     international
                     operations worldwide.

 IBM SNA             A standard that defines the way in
                     IBM computers are connected.

 Interface Modules   Adaptors that connect a device to
                     the network.

 Interop             A major international trade show
                     attended by leading Internet and
                     networking technology companies.

 LAN                 Local Area Network.  This is a
                     network designed to interconnect personal computers within a localized environment by a type of highspeed data communications arrangement.

 Management System   General term that refers to any
                     system
                     for administering network devices
                     or  traffic.

 Mbps                Millions of bits per second.  A
                     measurement of the amount of
                     data passed. A bit is the smallest unit of data.

 Modern Network      Generic term for new applications
 Applications        that use the network.  Current
                     applications are video, image and
                     multi-media applications.

 Network             The infrastructure that
                     interconnects
                     computers to one another.

 Novell Netware      A widely used network operating
                     system that allows users to share
                     data.

 OEM                 Original Equipment Manufacturer.
                     An industry term for equipment
                     originally manufactured by a third
                     party, but branded and sold by a
                     separate vendor.

 On-line             Active live connection.

 Outsourcers         Companies that are responsible for
                     operating and maintaining
                     networks on behalf of clients.

 Probe               A device that is connected to a
                     network for the proper monitoring
                     of networks.

 Protocols           The sets of rules or standards that
                     describe the way in which traffic is
                     presented to devices on a network.
                     The most widely used of which are
                     IP (often called TCP/IP) and
                     IPX (most often used by Novell
                     Netware)

 Protocols Decoder   The ability to breakdown and
                     analyze the way in which traffic is
                     presented to a network device.

 RMON                A standard for describing what
                     should be monitored by a network
                     device.

 RMON 2              A revision of the RMON standard.



 Serial Line         Probe devices that monitor the
 Analyzers           lines that connect serial networks
                     at different locations.

 SNMP                Simple Network Management
                     Protocol.  A
                     Standard for monitoring network
                     hardware.

 TCP/IP              A standard that describes the way
                     in which data traffic is transmitted
                     across a network.

 Trunk               A line that connects remote
                     locations over telecommunications
                     networks.

    Token Ring       A form of Local Area
                     Network (LAN).

 Traffic             The data that passes across a
                     network.

 UNIX                A standard operating system for
                     computers.

 Usage Accounting    The ability to identify the origin of
                     traffic and thereby charge back
                     network costs to the source.

 WAN                 Wide Area Network. A network
                     that connects users via
                     telecommunications
                     lines.

RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. Accordingly, in analyzing an investment in these securities, prospective investors should carefully consider, along with the other matters referred to herein, the following risk factors.

1.  NEW BUSINESS; CONTINUED DEPENDENCE ON
SECURING ADDITIONAL FINANCING. The Company was incorporated as a start-up business on May 2, 1996. Accordingly, the Company, is subject to all of the risks attendant to new business ventures including, without limitation, raising capital, acquiring or developing products and/or services for sale, securing appropriate leased space for offices, obtaining necessary personnel, establishing and/or penetrating markets for such products and/or services, and achieving profitable operations, of which there can be no assurance. Investors should not purchase any Shares unless they are prepared, and can afford, to lose their entire investment.

     As a new business having no sales or revenues, Management anticipates that the Company may be dependent over the foreseeable future upon securing additional financing, of which there can be no assurance. There are numerous risks associated with investments in start-up companies, including, among others, those inherent in evaluating and acquiring a business involving technologies with limited or no commercial histories, effectively identifying and penetrating the market for the goods and services to be offered, competing with other companies with greater financial and other resources, securing adequate financing, and achieving profitable operations, of which there can be no assurance.

   2.  LIMITED OPERATIONS.   To date, the Company
has only recently received a limited number of orders for its products and no revenues. There can be no assurance that the Company will ever have enough sales or receive sufficient revenues to be profitable.

   3.  DEPENDENCE UPON KEY PERSONNEL.  The
Company is very dependent upon the continued services of (a)
Mr. Paul Robinson, Chief Executive Officer and Chairman of the Board of Directors of the Company, (b) Mr. Peter Lynch, a director and Vice President - Technical, (c) Roderick Adams, a Director and VP-Corp. Development, and (d) Robin Elsom, a director of Jyra Research Ltd., the Company's wholly-owned subsidiary. These are deemed to be key persons of the Company.
The Company does not have key man life insurance on the lives of any of these persons. Even though the Company has hired experienced sales and technical personnel, in the event that either Mr. Robinson, Mr. Lynch, Mr. Adams or Mr. Elsom becomes unavailable for any reason, the Company would be materially and adversely affected.

4.  INEXPERIENCE OF MANAGEMENT.  Management of the
Company has had limited experience in management positions.
Although members of management have worked for many years
in various large corporations in various positions, no member of
Management has ever served in a senior managerial role.
     11

 5.  FINANCIAL CONDITION OF COMPANY; DIFFICULTY
IN FUNDING OPERATIONS. Although Management believes it will begin receiving revenues from sales of its proposed products during the second quarter of 1997, there can be no assurance that the Company will be able to sell any products or ever receive any revenues. After the completion of the Company's European Offering, the Company had approximately $3,500,000 in funds. Management believes that these funds would be sufficient to fund operations through mid-1998, assuming the Company receives no other funds from sales or otherwise. There can be no assurance the Company would be able to raise any additional necessary funds at that time.

6.  PROTECTION OF INTELLECTUAL PROPERTY;
COMPETITION. Management of the Company believes that there may be a significant business opportunity to sell worldwide Jyra's line of proposed products ("Products"). The Company intends to copyright, where appropriate, the software which would operate its various Products. However, there can be no assurance that the software can be copyrighted, or, even if copyrighted, third parties will not infringe upon or design around such copyrights to develop a competing product. Furthermore, others may design and manufacture superior products. In the event that a third party infringes upon any such copyrights or makes a claim that Jyra's Products infringe upon its proprietary rights to competing products, the Company may not have the financial resources to enforce its rights or successfully defend such a claim. In the event of any infringement of the Company's rights, a claim being made against the Company by third parties, the development of products which are designed around copyrights held by the Company or the development of a superior product by others, the Company's business would be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the software industry. As is typical in the software industry, the Company anticipates that it may receive from time to time notices from third parties alleging infringement claims. Although there are currently no pending lawsuits against the Company regarding any possible infringement claims, there can be no assurance infringement claims will not be asserted in the future or that such assertions will not materially adversely affect the Company's business, financial condition and results of operations. If any such claims are asserted against the Company, the Company may need to seek to obtain a license under the third party's intellectual property rights. There can be no assurance a license will be available on reasonable terms or at all. Failure to obtain a necessary license on commercially reasonable terms would materially adversely affect the Company's business, financial condition and results of operations. The Company could decide, in the alternative, to resort to litigation to challenge such claims. Such litigation could be expensive and time consuming and could materially adversely affect the Company's business, financial condition and results of operations.

    7. PROPOSED PRODUCTS ARE  AT THE
CONCEPTUAL OR SOFTWARE PROTOTYPE STAGES.
At the present time, the Company has not generated any revenues from the sale of any products, although it has begun receiving orders for its Mid-Level Manager ("MLM"). . All of its proposed products are at the conceptual stage or


software         prototype states.  Based upon preliminary
tests, Management believes it is possible to use Sun
Microsystem's Java language to distribute simple network management functions to remote devices. However, a significant phase remains to be completed - commercializing the software prototype. There can be no

assurance the Company will be able to successfully complete this step. Moreover, for its other proposed products, the Company must design its proposed products (including writing all required software), arrange for prototypes of the products to be manufactured, test the prototypes, and then make a determination of whether the product should be marketed to its intended audience. There can be no assurance that the Company will successfully complete all the steps necessary to bring a product to market.

    8.  MANUFACTURING OF PRODUCT.  At the present
time the Company has completed a field trial (Beta test) of its prototype for the Mid-Level Manager ("MLM") and early
prototyping of its probe.   Accordingly, after the Company has
completed designing a product, it must then arrange for a prototype or model to be manufactured. If tests of the prototypes are successful, and Management believes that there will be a commercial demand for its products, Management must arrange for the products to be manufactured. The Company does not plan on manufacturing its Products itself, but intends to have outside manufacturers produce its Products. If and when the probe goes into production, the Company will be relying upon outside manufacturers, not under its control, to produce its products, using industry standard components such as Intel microprocessors and network adapters manufactured by Digital
Equipment. Although the Company believes that there are manufacturers which would be available to produce its products, delays in receiving the necessary hardware components or other delays in manufacturing the Products could materially adversely affect the Company. Even though Management believes its use of standardized industry components and outside assemblers will lessen the risks it faces in quality control, there can be no assurance the Company will not have quality control problems.
In the United States personal computer industry, most of the major companies receive their components from the same sources, such as Intel, Seagate, and others. However, there are still significant disparities in the actual, or perceived, reliability of the various companies' computers. Furthermore, once a company obtains a reputation for inferior quality, even if undeserved, it can be extremely difficult to change the public's perception.

9.  LIMITED EXPERIENCE OF MANAGEMENT IN
MANUFACTURING. No member of Management has extensive experience in manufacturing products including, but not limited to, making arrangements with manufacturers, monitoring the manufacturing process, and ensuring a smooth, timely flow of completed products.

10.  DELAYS IN DEVELOPMENT OF SOFTWARE AND
RELATED PRODUCTS COMMON IN COMPUTER
INDUSTRY. Delays in the development of software and related products are common in the computer industry. Any delays in development could cause significant additional expense and result in lost sales of the Company's products, having a materially adverse effect on the Company. If the Company is delayed in bringing its planned products to market, the Company could be forced to seek additional financing in order to continue operations. There can be no assurance the Company will be able to raise any additional funds, or, even if funds are available, on terms that are acceptable to the Company.

11. COMPETITIVE DISADVANTAGE OF COMPANY. The network system management industry is characterized by an increasing number of participants who have introduced products and services for network management. The Company will be competing with products of other companies, most of which have substantially greater financial, marketing, manufacturing and technical expertise. Accordingly, the Company is at a competitive disadvantage with respect to these other companies and their products.

12.  CHANGES IN TECHNOLOGY; RISK OF COMPETING
TECHNOLOGIES.
Management believes that its ability to compete will be dependent, in large part, upon the software it intends to develop. Management believes that the market for the probe it intends to develop and market is established and rapidly expanding. There can be no assurance that the market for network management systems will continue to grow, or that if it does develop and grow, the Company's proposed products will be successful. Furthermore, there can be no assurance (i) the Company will be able to successfully identify new product and service opportunities for the Company's products, (ii) develop and bring any such new and enhanced products and related services to market in a timely manner, (iii) that such products, services or technologies can be developed or will be commercially successful,
(iv) that the Company will benefit from such developments, or (v) that the products, services or technologies developed by others will not render the Company's planned products obsolete. The International Standards Organization, one of three major international bodies that sets standards for computer management functions, has defined five functional areas for network management applications: (1) performance management, (2) fault management, (3) accounting, (4) configuration management, and
(5) security management. The initial range of the Company's products are being designed to provide solutions addressing only the first three areas. Therefore, even if the Company is successful in designing and manufacturing its planned initial products, it is possible that a competitor may design and market a product that addresses these issues in a more comprehensive way than does the Company's products, thereby having a material adverse effect on the Company.

13.  SUBSTANTIAL ADDITIONAL FUNDS MAY BE
REQUIRED; SUBSTANTIAL
SHAREHOLDER DILUTION. Although the Company believes that Company has sufficient funds to develop and bring its products to market, there can be no assurance the Company's current plans and projections are correct. In the event the Company's plans or the basis for its assumptions change or prove to be inaccurate, or the anticipated cash flow proves insufficient to fund the Company's operations (due to delays, unanticipated expenses, lack of sales revenues, problems, operating difficulties, or otherwise) the Company would be forced to seek additional financing. There can be no assurance that additional financing would be available on commercially acceptable terms, or at all.

     To obtain any necessary financing, the Company could sell additional Shares or other financial instruments convertible or exchangeable into Shares, resulting in substantial dilution to all shareholders.

14.  RISKS ASSOCIATED WITH INTERNATIONAL
OPERATIONS. The Company's operations are currently headquartered in the United Kingdom, although it plans, initially, to engage in marketing efforts in the United States and Europe. There are certain risks inherent in international operations including, but not limited to, remote management, unexpected changes in regulatory requirements, export restrictions, export controls relating to technology, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe, and potential adverse tax consequences, which could materially adverse affect the Company's business, operating results, and financial condition.

15. COMPETITION. The Company anticipates that it will experience competition from established and emerging computer, communications, intelligent network wiring, network management and test equipment companies and expects such competition to increase in the future. New and competitive entrants into the field of network fault and performance management may come from areas as diverse as embedded systems in network hardware from established network hardware companies, as well as certain software referred to as "network management" by smaller companies. The primary competitors for the Company planned products are Network General, Hewlett-Packard Company ("Hewlett-Packard"), and 3Com, which are already well entrenched in the market for network management systems. Network General, Hewlett-Packard and 3Com have greater name recognition, more extensive engineering, manufacturing and marketing organizations and substantially greater financial, technological and personnel resources than those available to the Company. Other competitors include Azure Technologies Incorporated, Frontier Software Development, Inc., Wandel & Goltermann, Inc.,
Shomiti Systems, Inc. and embedded systems companies.

     There can be no assurance that the Company's products will ever receive commercial acceptance, or that there will ever be any meaningful sales of its products. Furthermore, new companies may emerge at any time with products that are superior, or that the marketplace perceives are superior, to the Company's products. New entrants, new technology and new marketing techniques may cause customer confusion, thereby lengthening the sales cycle process for the Company. Increased competition may also lead to downward pricing pressure on the Company's products.

     The LAN and WAN industries are characterized by rapid technological advances and can be significantly affected by product introductions and market activities of industry participants. In addition to its current principal competitors, the Company expects substantial competition from established and emerging computer, communications, intelligent network wiring, network management, embedded systems and test instrument companies.
There can be no assurance that the Company will be able to compete successfully in the future with existing or anticipated competitors.

     Competitive pressures from existing manufacturers who offer lower prices or introduce new products may, in some instances, result in delayed or deferred purchasing decisions by potential customers of the Company. Purchase delays or deferrals by potential customers of the Company's products may require the Company to reduce its prices. These competitive scenarios could materially adversely affect the Company's revenues and operating margins.

   16.  DEPENDENCE UPON DEVELOPING NEW
PRODUCTS. The Company believes its future success will depend, in part, on its ability to ^ develop, introduce and sell new products, in addition to the products the Company is currently developing and attempting to market.. The
Company is committed to continuing investments in research and development; however, there is no assurance these efforts will result in the development, timely release or market acceptance of new products.

17.  IMPACT OF GENERAL ECONOMIC CONDITIONS ON
OPERATIONS AND DEPENDENCE UPON OTHER
COMPANY'S PRODUCTS AND THEIR AVAILABILITY.
The Company's proposed products may be considered by certain customers to be capital purchases. An adverse change in general economic conditions could cause certain of the Company's potential customers to reduce their capital spending, which may adversely affect the Company's operating results.

     For certain critical components of its products, the Company anticipates that it will be relying on a limited number of suppliers. In addition, it is anticipated that some of the Company's products will be designed around specific computer platforms which are only available from certain manufacturers. Any significant shortage of computer platforms or other critical components for the Company's products could lead to cancellations or delays of purchases of the Company's products which would materially adversely affect the Company's operating results. If purchases of computer platforms or other components exceed demand, the Company would incur expenses for disposing of the excess inventory, which would also adversely affect the Company's operating results.

18.  NEED OF COMPANY TO COMPLY WITH
ELECTRICAL, EMISSIONS, AND OTHER APPLICABLE
SAFETY REQUIREMENTS. There can be no assurance that the Company's Products will meet all necessary electrical, emissions or other applicable safety requirements in any of its major potential markets or that standards imposed by federal or local authorities will not be changed with material adverse effects on the Company's activities. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, thus, causing an adverse effect on the Company.

19.  DEPENDENCE UPON TECHNOLOGY FROM SUN
MICROSYSTEMS. The Company licenses Java and Solstice technology from Sun Microsystems. The quality of those technologies can affect the Company's ability to deliver and market its products in many ways, including, but not limited to, timely delivery of product to market, quality of finished goods, and market acceptance of the Company's products.

        If the Company's agreement with Sun
Microsystems is terminated,   the Company would be
required to cease selling any products incorporating Java Technology immediately, at which point the Company would very likely have no practical alternative but to rewrite its products based upon alternative technology. There can be no assurance that such alternative technology would prove equally suitable for the Company's products. It is possible for either party to terminate the Agreement on grounds of the other party's breach, or upon grounds stated in the Agreement. The Company also has the contractual right, at its option, to elect to terminate Agreement for its convenience effective as early as the end of the second year of the initial term. Reference is made to "License from Sun Microsystems" at pages 23-24.



20.  DEPENDENCE OF THE COMPANY UPON UNPROVEN
PRODUCTS. Management believes that the Company's financial performance will be dependent upon its ability to market its Products.

     Because the Products are only at the conceptual or the prototype stage, there can be no assurance that the Company will be able to develop the Products. Furthermore, even if the Company is able to develop a product, there can be no assurance that the Company will be able to sell any Products. Accordingly, there can be no assurance that any significant demand for the Products will ever develop or that the Products will be able to effectively compete with products produced by others.

21.  LIMITED MARKET FOR SHARES; POTENTIAL SALES
OF SUBSTANTIAL AMOUNTS OF SHARES. There are presently 6,276,600 outstanding Shares. Prior to this offering
("Offering"), there has been a limited public market for the Common Stock of the Company on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin

Board ("OTC Bulletin Board") and there can be no assurance that any active trading market will ever develop. In the event that no liquid market for the Shares develops, it will be extremely difficult for a shareholder to dispose of the Shares. In the event a market develops, there can be no assurance that the market will be strong enough to absorb all of the Shares which may be offered for sale by existing shareholders. The resales of substantial amounts of Shares will have a depressive effect on the market.

22.  SIGNIFICANT CONTROL AND INFLUENCE BY
EXISTING SHAREHOLDERS. At this time, Management and insiders beneficially own approximately 44% of the Company's outstanding shares. As a result, Management will be able to control most matters requiring shareholder approval, such as the election of directors, or a merger or consolidation of the Company. Under certain circumstances, such control could prevent shareholders from receiving a premium over the then current market value for their shares.

23.  LIMITATION OF OFFICERS' AND DIRECTORS'
LIABILITIES UNDER DELAWARE LAW.  Pursuant to the
Company's Certificate of Incorporation, as authorized under Delaware law, officers and directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with breach of duty or loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law, or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law for expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company.

24. CONSEQUENTIAL LOSS. The Company's products are complex, distributed software systems, which under certain conditions have the capability to damage rather than assist the network on which it is installed. This leads to the possibility of a loss, although the Company's software takes explicit steps to avoid this type of fault. Although the Company's license terms explicitly deny responsibility for losses of this type, the risk still exists.


                         USE OF PROCEEDS

     Because the Shares being offered hereby have already been sold by the Company during November 1996, the Company will not be receiving any proceeds from the sales of Shares by the Selling Shareholders.

                         DIVIDEND POLICY

     The Company has never declared or paid cash or other dividends on its Shares and it is currently the intention of the Company not to declare or pay cash dividends on its Shares. The payment of cash dividends in the future will depend on the Company's earnings, financial condition, capital needs and other factors deemed relevant by the Board, including statutory restrictions on the availability of capital for the payment of dividends, the rights of holders of any series of preferred stock that may hereafter be issued and the limitations, if any, on the payment of dividends under any then-existing credit facility or other indebtedness. It is the current intention of the Board to retain earnings, if any, to finance the operations and expansion of the Company's business.

                 CAPITALIZATION
                         (at December 31, 1996)

Common Stock
     Authorized:              20,000,000 Shares, $.001 par value
     Issued and Outstanding:  6,276,600 Shares                   $6,277

Paid-in Capital                                             $3,819,405

Deficit Accumulated During Development Stage                     ($347,692)

Foreign Currency Translation Adjustments                         ($31,289)

Total Stockholders Equity                                        $3,446,701

Long-Term Obligations                                            0</R
                                                                 >

                           THE COMPANY

     The Company was incorporated on May 2, 1996 under the laws of Delaware. The Company's plans are to design, develop, manufacture, and market new computer network management systems to (i) maximize network productivity, (ii) minimize network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks. These problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current network management systems do not have the capability to effectively deal with these problems.

     The Company is designing products consisting of portable tools and centralized systems incorporating a proprietary technology linking advanced protocol decodes with expert analysis capabilities to facilitate identification, diagnosis and resolution of network problems.

                            Background

     Over the past ten years corporations have moved rapidly from using mainframe computers with numerous access terminals to individual personal computers ("PCs"), interconnected by networks. This has resulted in the network traffic increasing to the point where it outstrips the capacity of the existing networks.

     A corporate network may connect thousands of individual
PCs together. The network, rather than a mainframe computer, now connects all the parts of the organization together. This resulting increase in network use can result in increased costs to a company including (i) uncontrolled and unknown network traffic,
(ii) unnecessary telephone costs, and (iii) poor usage accounting.

     Management believes there a number of problems with the management of networks today.

     One major problem with existing network management systems is their inability to determine the reason why the link between two PCs is busy, or which type of traffic is causing the congestion (i.e., processing, spreadsheets, dealer feeds, games, etc.).

     Management believes that another major problem with existing network management systems is their inability to efficiently and cost-effectively do anything other than real-time sampling. Real time sampling will only describe the current state of the system, which immediately after a failure is "down".
Management believes that a real-time view is not effective for long-term solving or diagnosis.

     Management believes that existing network management
devices are expensive, while being limited to carrying out a single function. Existing networks probe devices or network analyzers require other devices for these products to work most effectively. Accordingly, the cost
     20
of deploying these network probes and related devices can be quite expensive.

     The Company plans to design products which would provide practical tools to address the problems of (i) uncontrolled and unpredictable network traffic, (ii) unnecessary telephone line charges, and (iii) poor usage accounting.

Planned Initial Products

     The initial products the Company currently plans to develop are as follows:

     1.  Mid-Level Manager ("MLM")

     It is intended that the MLM will be an application suite suitable for execution on Sun Solaris, IBM AIX, Windows NT and Windows 95. Management anticipates that the initial releases will be on Windows NT. It is intended that the Manager will provide the interface between the raw statistics gathered at a probe and the presentation layer software used to display this data.

     The MLM will support (i) RMON data capture interface allowing data capture from existing RMON probes, and (ii)
SNMP data capture interface allowing data capture from existing
SNMP devices.

     The MLM will be designed to allow secure network installation of user applications. The security will prevent the execution of unlicensed copies of Jyra Products. The MLM will contain authentication capability internally to prevent unauthorized access and will be designed to support external authentication protocols such as TACACS, CHAP, and RADIUS.

     2.  Jyra Diagnosis Pack

      It is intended that this product will provide local diagnosis of network problems. Management plans that the probe software will be secured so that it cannot be used in non-Jyra systems.

     3.  Jyra Analysis Pack

     Management anticipates that this product will provide a global view of the performance of applications within a network, capturing and analyzing data from more than one probe. This product would provide the administrator of the network system with a view of traffic across an entire network. This would allow the administrator to gain an understanding of the flow of traffic and to optimize the network by managing out unnecessary traffic.

     It is intended that this product would be equipped with memory capacity sufficient to record problems as they occur and play back the sequences of events that led up to the problem. In addition, Management believes that this historical data allows trend analysis and will provide a company with the ability to charge its various operating companies according to their use of the network.

     It is anticipated that data analysis will be distributed depending upon where the CPU, memory and network bandwidth constraints exist within the monitoring system.

     4.  Jyra Probe

     The Jyra Probe ("Probe") is likely to be available as a10/100 Mbps Ethernet device. It is intended that the Probe will support multiple packet capture contexts so that traffic streams from different switching configurations can be separated.



       5.  Service Level Management ("SLM")

     Management anticipates that this product will initially focus on measuring and reporting on response time as experienced by network users. Management anticipates that this will be supplemented by an application oriented network cost management system based upon transactional monitoring and billings.

                             *******

     It is the Company's goal that any products it may develop will be compatible with the emerging standards being set by users of the Internet and its equipment suppliers. Management hopes that such an approach will help attract third parties to develop applications supporting the Company's products.

     However, there can be no assurance that the Company will be able to develop any of the products described above, or that, even if developed, that any of the products will be commercially successful.

                          MANUFACTURING


     After the Company completes designing a product, the Company must then arrange for a prototype or model to be manufactured. If tests of the prototype are successful, and Management believes that there will be a commercial demand for the product, Management must arrange for the product to be manufactured in commercial quantities. Currently, the Company does not plan on manufacturing any Products itself, but plans on having outside manufacturers produce any Products.

     Management intends that the hardware element of the Probe will be assembled using industry standard components such as microprocessors manufactured by Intel and network adaptors manufactured by Digital Equipment. The Probe would then assembled by a third party assembler. Management believes the primary advantages of using a third party to assemble the Probeare (1) the Company would not incur the expense of operating a manufacturing plant, and (2) the Company would achieve lower component costs through the buying capability of the assembler who buys standard components in large numbers.

     The Company anticipates that its manufacturing operations will not require any capital expenditures for environmental control facilities or any special activities for protection of the environment.

LICENSE FROM SUN MICROSYSTEMS

     On June 29, 1996, the Company entered into a
Technology License and Distribution Agreement ("Agreement") with Sun Microsystems, Inc. ("Sun"). Under the Agreement, the Company was granted a worldwide non-exclusive license to develop and distribute products based upon Sun's Java technology (the "JavaTechnology"). The Agreement does not prohibit the Company from using technology which is competitive with Java Technology. Although Java Technology is a yet-untested work in progress, since Management expects Java Technology to be a suitable basis for the Company's initial products, Management intends to develop the Company's Probe and related products based in large part upon Java Technology.

     Pursuant to the Agreement, the Company is required to meet three principal payment obligations to Sun, consisting of: A. upfront license fees; B. per unit royalties; and C. support and update fees.

     The Agreement is capable of ending either by expiration or termination. The Agreement is scheduled to expire at the end of its stated initial term of five (5) years, after which the Company may, at its option, elect to renew the Agreement for as many as five successive terms of one (1) year each. If the Agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating Java Technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties."

     Alternatively, if the Agreement ends by termination (as distinguished from expiration), the Company would be required to cease selling any products incorporating Java Technology immediately, at which point the Company would very likely have no practical alternative but to rewrite its products based upon alternative technology. There can be no assurance that such alternative technology would prove equally suitable for the Company's products. It is possible for either party to terminate the Agreement on grounds of the other party's breach, or upon grounds stated in the Agreement. The Company also has the contractual right, at its option, to elect to terminate Agreement for its convenience effective as early as the end of the second year of the initial term.


                 PROPRIETARY RIGHTS AND LICENSES

     At the present time, the Company does not own any patents relating to any of its planned Products. Management intends to rely primarily upon copyright, trademark and trade secret laws to establish its proprietary rights in its products. Because the LAN and WAN industry is characterized by rapid technological change, the Company will be relying upon its innovative management, technical expertise, and marketing skills to develop, enhance and market its products.

             MARKET FOR COMPANY'S PROPOSED
PRODUCTS

     The market for network monitoring equipment is a result of the general globalization of business. Corporations are increasing selling, developing and supporting products at all times, throughout the world. This, in turn, causes the creation of additional corporate networks.

     Management believes there are millions of computers connected to local area networks around the world. Management also believes that the growth of these corporate networks will continue to grow rapidly, fueled, in part, by the growth in the Internet and the telecommunications industry. Management believes that the market for network monitoring equipment is growing and that the opportunity exists for new products to find acceptance in the marketplace.

     Management believes the market for networking products is divided into five major semi-autonomous sections as described below.

  Fortune 500 Corporations

     The Fortune 500 companies are major consumers of network management technology. Networks are crucial to the success of these companies. Although networks are important strategic assets for these companies, they also present major risks and constitute major expenses. Once the Company has Products that are ready to be marketed, the Company intends to approach directly major corporations where Management believes the Company has a good possibility of making sales. Initially, the Company will focus on approaching a limited number of companies (30), to help ensure that early sales and implementations of the Products go smoothly. Subsequently, the Company plans to recruit up to two marketing representatives for the United Kingdom and United States.

Telecommunications Providers

     The increase in the use of the Internet and ATM services is requiring providers of telecommunications equipment to develop more flexible services, many of which will be billed by usage. Manage significant demand in the area of Internet billing.

     In conjunction with the marketing activities planned for the Fortune 500 companies described above, Management plans to initially approach major telecommunications companies in the United Kingdom and the United States with a view to initiating trials of the Company's systems in the areas of networking and Internet problem solving and network chargeback. If the trials are successful, Management believes these companies will be in a position to distribute the Company's products to their customers. However, there can be no assurance that (i) any telecommunications companies will test the Company's products,
(ii) that any trials conducted would be successful, or (iii) these companies would distribute the Company's products to their customers.

     Because virtually all of the Fortune 500 companies are customers of major telecommunications companies, Management intends to focus its direct marketing activities to attempt to create demand for the Company's Products within the Fortune 500 companies, which can then be fulfilled by the major telecommunications companies.

Outsourcers

     Outsourcers are outside organizations which a company uses to manage certain aspects of the company's operations. Outsourcing companies can reduce the cost of network ownership through remote management. Outsourcers must demonstrate that their services are effective to retain their contracts. It is not uncommon that many of these contracts do not become profitable until they are renewed. Outsourcers require the networks that they manage to have a greater amount of remote diagnosis, control and measurement equipment than previously existed.

     A key element for outsourcers is providing network monitoring services less expensively than the company could do so itself. Management believes that its proposed products will be able to efficiently monitor significant events, carry out instant diagnosis, and capture performance and billing information.

     Initially, all approaches to outsource companies will be made by Management. Once the Company obtains a reference customer, the Company intends to recruit a third market representative to focus on this area, along with third party applications vendors.

Third Party Application Developers and Consultants

     Service-only companies, such as software application developers, require technologies to which they can add value. Management believes that the ability to add local programming for specialist applications to its proposed products will make its products attractive to consultants and software developers. Management intends to control the architecture and platform licensing, not the overall market. The Company plans to market its open probe architecture over the Internet and publish the links to its architecture necessary for third parties to build applications to the Probe.

Existing Data Communications Equipment and Probe Vendors

     Major equipment vendors are already utilizing distributed approaches for controlling equipment, but, generally, own no probe technology of their own. Management intends to attempt to license its proposed products to both major and smaller vendors within the network industry. Once the Company has established sales for its products in the markets described above, Mr. Paul Robinson, CEO of the Company, will approach existing vendors. Management believes that the potential opportunities are of high value but not numerous, so any marketing activities will be carried out by Management.

               UNITED STATES MARKETING OPERATIONS

        The Company established a sales presence in the United States during April 1997 and attended Interop in Las
Vegas, Nevada in May 1997. At this show the Company publicly launched its first product, the MLM.

     In addition, during May 1997, the Company opened a sales office in San Jose, California. Initially, the Company hired two people for its United States operations. However, there can be no assurance that the Company will be able to attract additional qualified salespeople or that any salespeople hired will be successful. Moreover, there can be no assurance that the Company's products will be well received or that the United States activities will result in increased revenues for the Company.


                     COMPETITIVE TECHNOLOGY

     The Company's planned products will compete in three sectors of the systems and network management market:

     1.   Network Diagnosis and Analysis;

     2.   Remote Monitoring; and

     3.   Systems Management.

     Management believes that the primary forces that control these markets are:

           (i) minimizing overall user network cost on the theory that application of the appropriate technology will reduce the number of people required to manage the network; and

          (ii) the desire on the part of managers to catch up on communications technology. Management believes that owners of networks generally feel that they do not have the right degree of control, compared to other business assets such as mainframe computers.
          The protocols, applications and bandwiths in use are changing much faster than the management technology can keep up with.

                 NETWORK DIAGNOSIS AND ANALYSIS

     This part of the market is highly fragmented, although products can generally be placed into three categories:

     1.   portable packet capture;

     2.   local network analysis; and

     3.   global network analysis.


     (A)  Portable Packet Capture

     Devices in the class are designed to capture all traffic from a single network segment for later analysis. The device will attempt to decode each packet seen on the network; expert analysis of what is actually transpiring is left to the user.

          Triticom LANDecoder

     Triticom is the developer is many LAN management tools designed for network administrators and integrators. Triticom's products include software-based network monitors, protocol analyzers, bridges and routers, RMON and Microsoft Windows network management software.
          27

     The Triticom LANDecoder is a software packet capture and protocol analyzer product which runs on almost any PC.
The device is designed as an inexpensive field service tool. The device makes it easy to capture data as it decodes a wide variety of network protocols.

       Wandel and Goltermann

     The WG DA30 is the most expensive piece of network diagnosis equipment in common use. It is typically sold to large corporations, product manufacturers, and network integrators.

     The device supports multiple physical interfaces at wire-speed through the use of multiple processors. For a user with significant programming skills, it is possible to write specialized capture and diagnosis routines in Occam, a parallel-processing programming language designed to support the SGS-Thomson (Immos) Transputer, which is attached to each physical interface. Wandel and Goltermann also produces the Domino, which is a single module packaged for use with a laptop PC.

     Hewlett-Packard

        Hewlett-Packard is recognized as the market leader in serial line analyzers. Management of the Company believes that it has not been able to establish the same visibility in LAN analyzers or in RMON probes. Management of the Company believes this is due to competition from PC-based platforms for the low-end market.

     (b)  Local Network Analysis

     Network General

     The Expert Sniffer, sold by Network General, is a
PC-based network monitor which accumulates information about traffic flows on Ethernet, FDDI, and Token Ring segments in
almost real-time.   Following data capture, a series of expert
system modules interpret the capture data traffic to make assessments of where any problems may lie. This expert analysis makes protocol knowledge available to less skilled field service
staff and  reduces repair time in corporate environments.   The
Distributed Sniffer consists of one or more probes and a management application sells for around the same price.

     (c)  Global Network Analysis

     ECONet

     ECONet is a PC-based application which first came to
market  in early 1995, under the name CoroNet.  The product
won a Best in Show award at Interop and was immediately purchased by Compuware for $35 million. ECONet was the first product to use packet capture and analysis techniques to attempt to automatically build a global view of the applications in use within a network. ^ The product is very useful in providing network managers application-oriented network utilization
figures.   Management of the Company believes that there are no
other similar products which meets this need without significant engineering work on the part of the end user.

     Desktalk TrendSNMP+

     This is a data collection and consolidation system for long-term capture of SNMP and RMON data. The product can be used as a base for service-level monitoring, capacity planning and billing. The basis for monitoring is limited to the functions provided by RMON and SNMP. It uses a standard relational database. It has a sophisticated polling engine.

                        REMOTE MONITORING

     Current and future remote monitoring products are based
on  the RMON and RMON-2 standards.  RMON defines a fixed
set of monitoring functions  which can be performed by a probe
on a single network   segment.   RMON-2 includes packet
capture, conversation statistics and ^ breakdown by communications protocol.

     The primary disadvantages of RMON are:

     a. due to the requirement that standards agree among competing manufacturers, the standard that is adopted, usually substantially trails user needs;

     b. the reporting and control mechanism for RMON is SNMP, which leads to highly inefficient data transfers. The fixed function of the RMON probes means that sophisticated applications have to be executed at a central management station, to which all data must be transferred. The use of SNMP makes this impractical in many networks;

     c. problem analysis still requires expert individuals for such analysis;

     d. as the number of devices supported by each network segment becomes reduced, the per-user cost of RMON increases. Few organizations feel that they can afford a probe per segment.

     Management of the Company has had direct recent experience constructing management reporting solutions with RMON products and recognize the following limitations:

     a.   limited programming capability at the probe;

     b.   very inefficient data transfer;

     c.   limited security for captured data; and

     d.   limited resilience in the management system as a whole.

     Each probe vendor has its own unique management
technology.   This allows the probe vendor to drive the
vendor-specific features of each offering, while allowing the products to be demonstrated. These management applications have required the probe vendors to engage in a substantial amount of re-engineering. As a general rule, the management applications designed by probe vendors compare unfavorably to the products of the leading systems management vendors.

     Activity in RMON probe manufacturers is currently focused on four areas:

     a. alliances with major vendors of network switching equipment;

     b.   upgrading from RMON to RMON-2;

     c.   supporting new physical interfaces; and

     d.   increasing management functionality.

     The leading products in this area are manufactured by Frontier Software, ARMON, AXON and Hewlett-Packard.

     Frontier Software

     Frontier Software ("Frontier"), now renamed  "Netscout
Inc.",  has two major products:  Netscout Probes and Netscout
Manager.  Generally, customers buy  one or more probes,
depending upon the number of network segments  to be
monitored, and one copy of the Netscout Manager     .
     30

     Frontier has the most third-party relationships, and supplies products and technology to the market leading switch vendor, Cisco Systems. Frontier supports the widest range of physical interfaces: 10 mbps Ethernet, Token Ring, FDDI, and high-speed serial links. Frontier uses a ruggedized PC hardware platform, which gives Frontier a cost advantage when developing new probes.

                       SYSTEMS MANAGEMENT

     Systems management products take a top-down view of the entire information technology infrastructure within a single corporation. They developed as an extension of the market for network management consoles. These are large complex applications for which development takes a long time, and innovation is rare. Management of the Company believes that there have been no significant technical innovations in the area since Hewlett-Packard Openview first came to the market.

     The leading corporate systems management products are:
Computer Associates Unicenter, Hewlett-Packard Openview,
IBM  System View, and Tivoli.

     Typical customers spend in excess of $250,000 on systems management products, and an additional $250,000 to make the products perform.

     Timetable

        Management of the Company believes that it has adequate funds to develop and bring to market its MLM.
Currently, the Company has completed development and has commenced marketing its initial release of its MLM. The
Company anticipates a 2nd release of its MLM will be available during the 2nd half of 1997.

                      FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus.

Liquidity and Capital Resources

     At March 31, 1997 the Company had cash on hand of approximately $2.8 million. The Company believes these funds are adequate to finance operations through mid-1998, assuming the Company receives no other funds, from either the sale of Shares or its products.

        From May 2, 1996 through December 31, 1996, the
Company's only source of revenues was $30,366 in interest it has received from funds on deposit.

     On August 14, 1996 the Company formed a
wholly-owned subsidiary in the United Kingdom, Jyra Research
Ltd., to carry out research and development duties. Currently, the majority of the Company's activities are carried out through Jyra Research Ltd.

         The Company's monthly general and administrative expenses are approximately $150,000 (exclusive of legal, auditing and license payments). Management anticipates that this figure will increase significantly in the second half of 1997 as it launches its products and establishes a presence in the United States. In addition, the Company will be incurring costs of approximately $50,000 in connection with attending trade shows, scheduled for the second half of 1997.



     The Company also has financial commitments relating to
its  agreement with Sun Microsystems to license Sun's Java
technology.   For each of the first 5,000 products utilizing Java
Technology sold by the Company, the Company will be required to pay Sun a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay Sun a royalty of $20 per unit.

     In addition, as "support and update fees," the Agreement requires the Company to pay Sun: $50,000 per year for the period during which the Company is paying "per unit royalties" of $66;
and $300,000 per year for the period when the Company is paying Sun "per unit royalties" of $20.

   Results of Operations

     The Company's audited financial statements for the period from its inception, May 2, 1996, through December 31, 1996 reflect a net loss of $347,692, which relates to the expenses incurred in developing its initial products, forming the Company, and the raising of approximately $4 million through the sale of 6,276,600 Shares.

   Three Months Ended March 31, 1997

Results of Operations

     The unaudited figures should be read in conjunction with the notes accompanying the audited year end statements through to December 31, 1996. Because the Company was formed in May 1996, there are no previous year's figures available for comparison. Accordingly, the only figures that can be used for comparison are the audited financial statements covering the period from May 2, 1996 through December 31, 1996 (the "Initial 8 Month Period").

     For the three months ended March 31, 1997, the
Company incurred a net loss of $337,004.  During this
period, the Company expended approximately $402,325 on development and administrative expenses. The majority of these expenses relate to the expansion of its technical development staff and the recruitment of the initial European
sales team of three individuals.   In addition, the Company
purchased computer software and hardware for use in testing its initial products prior to release. The Company's Management anticipates that the development and administrative expenses could rise significantly during the current fiscal year, as the Company expands in anticipation of product sales.

     During the three months ended March 31, 1997, the Company did not generate any revenues from the sales of its products. The only income received was $26,993 interest generated by cash funds held on deposit, and $50,585 from currency exchange differences.

     During the three months ended March 31, 1997, the Company granted stock options to acquire 234,500 Shares to certain key individuals providing services to the Company.

SELECTED FINANCIAL DATA


     Following is selected financial data of the Company for the period from the Company's incorporation, May 2, 1996, through March 31, 1997.


      3 Months Ended For the
                                                                                 Period
     March 31, 1997 May 2, 1996
     (Unaudited)         through Dec.
                         31, 1996



Current Assets      $2,866,805          $3,449,489
Current Liabilities             39,657            100,994
Stockholders Equity       3,007,755            3,446,701
Revenues                          0                          0
Loss                    337,004              347,692
Loss Per Share             (0.05)              (0.08)






PAGE

                        OFFICE FACILITIES

     The Company's executive offices are located at Hamilton House, 111 Marlowes, Hemel Hempstead,
Hertfordshire HP1 1BB England, consist of approximately 2,700 square feet, and is where it conducts research and development, at an annual rental of 23,500 pounds sterling. The lease expires in August 1999. In addition, the Company is leasing an office in San Jose, California, on a month-to-month basis, at a rental of $800 per month.

              DIRECTORS, OFFICERS AND KEY PERSONNEL

Management

 NAME                                   AGE                                     POSITION

 Paul Robinson                           33                           President, CEO, Chairman
of the
                                                                                 Board

 Peter Lynch                              41                           Director, VP - Technology

 Roderick Adams                       33                           Director, VP-Corp.
Development

Andy Mulholland                        47                           Director - Jyra Research
Ltd.

   Robin Elsom                37         Director - Jyra Research
                                        Ltd.


     Paul Robinson has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since June 3, 1996. From August 1995 to October 1, 1996, Mr. Robinson was an Account Manager for Cisco Systems, handling customers in the United Kingdom financial sector. From 1992 to August 1995 Mr. Robinson was employed by Biss Ltd. as a new business sales executive. From 1989 to 1992 Mr. Robinson was a sales executive for Prime Computers in the United Kingdom. In 1990, Mr. Robinson was transferred to Thailand where he was sales manager for southeast Asia. Mr. Robinson intends to spend all of his time on the Company's affairs.

     Peter Lynch has served as a director of the Company since its inception in May 1996. Since 1990 Mr. Lynch has held various management positions with Wang Biss Ltd. in the areas of system engineering, product marketing, and regional operations. Mr. Lynch intends to spend all of his time on the Company's affairs.

     Roderick Adams has served as a director of the Company since its inception in May 1996. Since 1991 Mr. Adams has acted as a consultant to a number of companies seeking financing. Mr. Adams provides services and advice on corporate matters including fund raising, listings and quotes, investor and media relations. Mr. Adams intends to spend all of his time on the Company's affairs.

     Mr. Andy Mulholland has served as a director of Jyra Research Ltd., the Company's wholly-owned English subsidiary, since January 14, 1997. Since July 1996, Mr. Mulholland has been a divisional director of Cap Gemini UK, part of Europe's largest computer services business. From 1989, Mr. Mulholland was a founder and marketing director (executive) of BISS Ltd. In 1993 he was a key figure in raising more than 5.5 million pounds sterling for a management buy out of BISS Ltd. BISS Ltd. was subsequently sold to Wang Laboratories, USA in 1995. Mr. Mulholland is an experienced senior manager with strong skills in strategic, tactical, and management aspects of technology and services provisions.

        Robin Elsom has served as a director of Jyra
Research Lt., the Company's wholly-owned English subsidiary, since April 6, 1997. Prior to that time, Mr. Elsom was employed by Wang Laboratories where he reported to the President of Wang. Mr. Elsom was responsible for developing Service Management technologies, to be utilized by I-Net, the outsourcing division of Wang. Mr. Elsom was part of the technology evaluation team which undertook the $250 million acquisition of I-Net in 1996. Previously, Mr. Elsom was a founder and, from 1991, a Technical Director of BISS Ltd. In 1993, he was one of the directors who secured funding for, and successfully completed a management buy-out of, BISS Ltd.

                          REMUNERATION

                          SUMMARY COMPENSATION TABLE *



     LONG-TERM
       ANNUAL COMPENSATION COMPENSATION
-----------------------------------------------------------------
                                                                                                                NUMBER OF
NAME                          YEAR               SALARY             BONUS         OPTIONS
AND PRINCIPAL
POSITION

Paul Robinson..............    1996                46,500\1                     0                       0
   Chairman, Chief Executive
    Officer, President

Peter Lynch................     1996                 46,500\2                     0                       0
   Director, VP-Technical

Roderick Adams..............   1996               43,000\3                    0                       0
   Director, VP-Corp.
   Development

* All monetary amounts in this table are in English pounds sterling.

1/ Mr. Robinson is being compensated at an annual rate of 46,500 pounds sterling per year. Such compensation commenced on October 1, 1996. From the Company's incorporation on May 2, 1996 through September 30, 1996, Mr. Robinson received no compensation from the Company. For the period from October
1, 1996 through December 31, 1996, Mr. Robinson received compensation totaling 11,625 pounds sterling.

2/ Mr. Lynch is being compensated at an annual rate of 46,500 pounds sterling per year. Mr. Lynch began receiving compensation in July 1996. Through December 31, 1996 Mr.
Lynch received  compensation totaling 23,250 pounds sterling.

3/ Mr. Adams began receiving compensation at the annual rate of
43,000 pounds sterling in July 1996.  Through December 31,
1996,  Mr. Adams received compensation totaling 21,500 pounds sterling.
     37

     AGGREGATED OPTIONS/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-  END OPTIONS/SAR VALUES

     At the present time, the only stock options held by any of the Company's executive officers and directors is the option to purchase 150,000 Shares at a price of $16.00 per share, held by Mr. Robin Elsom, a director of the Company's wholly-owned subsidiary, Jyra Research Ltd. At the present time, the Company has outstanding stock options to purchase a total of 60,000 Shares at an exercise price of $0.40 per Share, 40,000 Shares at an exercise price of $4.00 per Share, 55,000 Shares at an exercise price of $7.00 per Share, and 7,500 Shares at an exercise price of $9.00 per Share, and 227,000 shares at an exercise price of $16.00 per Share.


                        STOCK OPTION PLAN

     The Company has adopted the Stock Option Plan (the
"Plan") to attract and retain officers, non-employee directors, employees, and consultants of the Company or any of its subsidiaries or affiliates. The Plan authorizes the purchase of up to 500,000 shares of Common Stock through the grant of stock options and awards of restricted stock. The Company has granted options under the Plan to purchase 389,500 Shares of the Company's Common Stock at varying exercise prices. The Plan will be administered by either the Board of Directors or a committee of two or more non-employee directors
("Administrator"). In general, the Administrator will determine which eligible officers, directors, employees and consultants of the Company may participate in the Plan and the type, extent and terms of the stock option grants and awards of restricted stock.

     Options granted to employees may be either incentive stock options within the meaning of Section 422 of the Code
("ISOs") or non-ISOs. Each option has a maximum term of ten years from the date of the grant, subject to early termination. The exercise price of any options granted after this Offering shall be equal to the greater of the market price per share of the Common Stock on the date of grant or the initial public offering price. At the discretion of the Administrator, the exercise price of the options may be paid in cash, with shares of Common Stock having a fair market value equal to the option exercise price, or with other property having a fair market value equal to the option exercise price, including other vested but unexercised options. In the event of a change in control, as defined in the Plan, all options will become immediately vested and exercisable and the restrictions with regard to restricted stock will lapse, unless provided otherwise.

                   RELATED PARTY TRANSACTIONS

     During 1996 the Company has issued a total of 132,600
Shares  to Union Securities
     38

(International) Ltd., as compensation for its services in assisting the Company sell Shares in the (i) June/July 1996 offering and
(ii) the European Offering in October and November 1996. Mr. Timothy A.B. Mills, a founder of the Company, who owns
550,000 Shares, is a director, and owns 20%, of Union Securities (International) Ltd.



                     PRINCIPAL STOCKHOLDERS


     The table below sets forth certain information regarding the beneficial ownership as of the date hereof and as adjusted to reflect the sale of Common Stock offered hereby, by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, (x) the Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares, and (y) the address of the beneficial owner is the address of the principal executive offices of the Company. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.


                                                                                         PERCENTAGE(1)

                                    NUMBER OF
                                    SHARES
                                   BENEFICIALLY                       BEFORE        AFTER
NAME                        OWNED                                    OFFERING    OFFERING
-----                              ------------                                                  --------              -------
Paul Robinson              735,000                                           11.7%           11.7%
Peter Lynch                  735,000                                           11.7%           11.7%
Roderick Adams           730,000                                           11.6%           11.6%
Timothy A.B. Mills       550,000                                             8.8%            8.8%

All executive officers and directors as a group
 (3 persons)                 2,200,000                                         35.1%           35.1%
- --------


               TRADING MARKET OF COMPANY'S SHARES

     The principal trading market for the Company's shares in the United States is the National Association of Securities Dealers Over the Counter Bulletin Board ("OTC Bulletin Board"), on which the Company's shares have traded since September 24, 1996. The price range of trading in the Shares, on a quarterly basis, since that time, is as follows:


                 OTC BULLETIN
                 BOARD
                                                            1996 Trades              Volume
                                                             Low |High

                 1st Quarter                                     |

                 2nd Quarter                                    |

                 3rd Quarter                             .90   | 1.625          182,200

                 4th Quarter                            1.50   |12.00         4,496,500


                                                               1997 Trades             Volume
                                                                 Low |High


                 1st Quarter                                7.125|24.00            2,756,300

                  2nd Quarter              15.875|20.75            3,759,300


Note: OTC Bulletin Board Quotations - The OTC Bulletin Board quotations represent inter-dealer prices, without mark-ups, commissions, etc., and they may not necessarily be indicative of actual sales prices.

     The last trade of the Shares on the OTC Bulletin Board on June 12, 1997 was $19.25.

                              LEGAL PROCEEDINGS

     As of June 12, 1997 there are no material legal proceedings pending against the Company.

          CAPITALIZATION AND DESCRIPTION OF
SECURITIES

     The Company has one class of capital stock outstanding, common stock having $0.001 par value ("Shares").

     On June 12, 1997, there were 6,276,600 Shares
outstanding out of 20,000,000 Shares authorized     .

     All Shares are of the same class and have the same rights, preferences and limitations. Holders of Shares are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefor. The By-Laws impose no limitations on the payment of dividends. A quorum for any meeting of shareholders is a majority of Shares then issued and outstanding and entitled to be voted at the meeting. Holders of Shares are entitled to one vote per Share. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. Upon any liquidation, dissolution or winding up of the business of the Company, any assets will be distributed to the holders of Shares after payment or provision for payment of all debts, obligations or liabilities  of the
Company.        There are no preemptive rights, subscription
rights, conversion rights or redemption provisions relating to the Shares, and none of the Shares carries any liability for further calls.

     The rights of holders of Shares may not be modified other than by vote of two-thirds of the Shares voting on such modification.


            INDEMNIFICATION OF OFFICERS AND
DIRECTORS

     As permitted by the General Corporation Law of Delaware, as amended ("DGCL"), the Company's Certificate of Incorporation limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

     The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


DELAWARE LAW

     The Company is subject to Section 203 of the DGCL,
which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person
became a   stockholder, the board of directors of the corporation
approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the Board of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

     The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT

     The transfer agent for the Common Stock is the Registrar and Transfer Company, Cranford, New Jersey.

SHARES ELIGIBLE FOR FUTURE SALE

     At the present time, the Company has 6,276,600 shares of Common Stock outstanding, not including the 389,500 shares of Common Stock issuable upon exercise of the options held by the Company's employees, Of these outstanding shares, 5,233,500 shares may be freely traded without restriction or further registration under the Securities Act, except that any shares that are held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act including the exemption provided by Rule 144 adopted under the Securities Act.

     1,043,100 shares of Common Stock were sold in Europe in October and November 1996 pursuant to the safe harbor from registration set forth in Regulation S, promulgated under the Securities Act. Under Regulation S, these shares are subject to a "restricted period," that requires that the Company take such steps as are necessary to ensure that the shares are not resold into the United States for at least one year from the date of sale. 1,043,100 of these shares, are being registered pursuant to this prospectus. These Shares, if not sold pursuant to this prospectus, will be available for resale into the United States commencing in October 1997.

         In addition, shareholders who are deemed to be affiliates are also subject to resale limitations pursuant to Rule
144. Currently, there are 2,750,000 shares which are held by founders of the Company which may be deemed to be "control stock." These shares, although not subject to a one-year holding requirement, are still subject to the other provisions of Rule 144, so long as the shareholder is deemed to be an "affiliate" of the Company.

         In general, under Rule 144 as currently in effect, an affiliate will be entitled to sell, within any three-month period, that number of shares that does not exceed the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Commission provided certain public information, manner of sale and notice requirements are satisfied. A stockholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock that are not Restricted Securities, unless such sale is registered under the Securities Act. A stockholder (or stockholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such stockholder, and who has beneficially owned Restricted Shares for at least three years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. The
Commission is currently considering a reduction in the required holding periods under Rule 144.

     No predictions can be made of the effect, if any, that future sales of shares of the availability of shares for sale will have on the market price prevailing from time to time.
Nevertheless, sales of substantial amounts of Shares in the public market could adversely affect the then-prevailing market price.

     In addition, any employee, officer or director of or consultant to the Company who purchases his or her shares pursuant to a written plan or contract may be entitled to rely on the resale provisions of Rule 701, promulgated under the Securities Act
("Rule 701"). Rule 701 permits affiliates to sell their shares which are subject to Rule 701 ("Rule 701 shares") under Rule
144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell Rule 701 shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus. At the present time, there are no Rule 701 shares outstanding.

LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Berns & Berns, New York, New York.


EXPERTS

     The financial statements as of December 31, 1996, and for the period from May 2, 1996 through December 31, 1996 included in this Prospectus have been audited by Faw, Casson & Co., LLP, independent auditors, as stated in their reports appearing herein and elsewhere. Such financial statements included herein in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions having been omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the securities offered by this Prospectus and such omitted information, reference is made to the Registration Statement, including any and all exhibits and amendments thereto. Statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by this reference.

     Following the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium
Center,   500 West Madison Street, Suite 1400, Chicago, Illinois
60661; and  7 World Trade Center, New York, New York
10048. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically of such site is http://www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements, quarterly reports containing unaudited financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                      FINANCIAL STATEMENTS


                             JYRA RESEARCH INC. AND SUBSIDIARY
                              (DEVELOPMENT STAGE ENTERPRISE)
                                      London, England

                                        **********

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS
            AND SUPPLEMENTARY INFORMATION
            Period May 2, 1996 Through December 31, 1996

                                           TABLE OF CONTENTS

                                    ******************************


             PAGES

            INDEPENDENT AUDITORS REPORT                            1

            AUDITED FINANCIAL STATEMENTS

            Consolidated Balance Sheet                            2

             Consolidated Statement Of Operations                  3

            Consolidated Statement Of Stockholders Equity         4

             Consolidated Statement of Cash Flows                  5

             Notes To Consolidated Financial Statements            6


            SUPPLEMENTARY INFORMATION

               Schedule 1:  Condensed Financial Information - Omitted:
                            Test Not Met

               Schedule 2:  Valuation And Qualifying Accounts - Omitted:
                            Full Disclosure In Financial Statements And Notes
               Thereto

             Schedule 3:  Real Estate And Accumulated Depreciation -
                Omitted:
                            No Respective Financial Statement Caption

               Schedule 4:  Mortgage Loans On Real Estate - Omitted:
                            No Respective Financial Statement Caption

               Schedule 5: Supplemental Information Concerning Property - Casualty Insurance Operations - Omitted:
                            No Respective Financial Statement Caption





                                     *****************************
           47

         PAGE

                                       SUPPLEMENTARY INFORMATION

                                      INDEPENDENT AUDITORS REPORT



             BOARD OF DIRECTORS
             JYRA RESEARCH INC. AND SUBSIDIARY
             London, England


              We have audited the accompanying consolidated
             balance sheet of Jyra Research Inc. and its Subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders equity and cash flows and the supplementary information as listed in the Table of Contents for the period then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

              We conducted our audit in accordance with
             generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

              In our opinion, the consolidated financial
             statements and supplementary information referred to above present fairly, in all material respects, the financial position of Jyra Research Inc. and its Subsidiary, at December 31, 1996, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

             Dover, Delaware
             March 10, 1997

      /s/ Faw Casson & Co., LLP

               JYRA RESEARCH INC. AND SUBSIDIARY
                (DEVELOPMENT STAGE ENTERPRISE)

                  CONSOLIDATED BALANCE SHEET
                       DECEMBER 31, 1996
  ___________________________________________________________________________
                             A S S E T S

  CURRENT ASSETS
      Cash And Cash Equivalents                                    $3,398,855

      Prepaid Expenses                                                 50,634

               TOTAL CURRENT ASSETS                                 3,449,489

  PROPERTY AND EQUIPMENT
      Computers And Equipment                                         104,743
      Less:  Accumulated Depreciation                                   6,537
              TOTAL PROPERTY AND EQUIPMENT                            98,206
               TOTAL ASSETS                                        $3,547,695

                        L I A B I L I T I E S

  CURRENT LIABILITIES
      Accounts Payable                                             $  100,994

               S T O C K H O L D E R S   E Q U I T Y

  COMMON STOCK
      Authorized:  20,000,000 Shares, $.001 Par Value
      Issued And Outstanding:  6,276,600 Shares                         6,277

  PAID-IN CAPITAL                                                   3,819,405

  DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                  (347,692)

  FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                           (31,289)

               TOTAL STOCKHOLDERS EQUITY                            3,446,701

               TOTAL LIABILITIES AND STOCKHOLDERS EQUITY           $3,547,695

      See Accompanying Notes To Consolidated Financial Statements.

    1
    50


                  JYRA RESEARCH INC. AND SUBSIDIARY
                   (DEVELOPMENT STAGE ENTERPRISE)

                CONSOLIDATED STATEMENT OF OPERATIONS
            PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
  ___________________________________________________________________________


          REVENUE                                                   $     -


          EXPENSES
              Research And Development Expenses                      (260,367)
              Administrative Expenses                                (194,566)

                       LOSS BEFORE OTHER INCOME (EXPENSE)            (454,933)


          OTHER INCOME (EXPENSE)
              Currency Exchange Differences                             83,412
              Interest Income                                           30,366
              Depreciation                                             (6,537)

                       TOTAL OTHER INCOME                              107,241


                       LOSS BEFORE INCOME TAXES                      (347,692)


          PROVISION FOR INCOME TAXES                                      -


                       NET LOSS                                    $ (347,692)



          EARNINGS PER SHARE OF COMMON STOCK
              Average Shares Of Common Stock Outstanding             4,277,897
              Earnings Per Average Share Of Common Stock           $     (.08)


              See Accompanying Notes To Consolidated Financial Statements.

            3
            51

                       JYRA RESEARCH INC. AND SUBSIDIARY
                        (DEVELOPMENT STAGE ENTERPRISE)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
                 PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
          ____________________________________________________________________


                                                           DEFICIT

      ACCUMULATED   FOREIGN
                             COMMON STOCK      PAID-IN      DURING             CURRENCY
                         SHARES     AMOUNT    CAPITAL   DEVELOPMENT
  TRANSLATION


  BALANCE AT BEGINNING
      OF PERIOD     -     $   -     $     -      $     -       $   -


  NET LOSS             -         -           -        (347,692)       -


  COMMON STOCK ISSUED
   Public And Private
    Offerings:
     May, 1996 At $.001
       Per Share   2,750,000     2,750        -            -           -
     August, 1996 At $.40
      Per Share    2,392,500     2,393     954,607         -           -
     December, 1996 At $3
      Per Share    1,000,000     1,000   2,999,000         -           -
   Stock Issued As
    Commissions:
     August, 1996 At $.40
      Per Share        91,000        91      36,309         -           -
     November, 1996 At $3
      Per Share        43,100        43     129,257         -           -
   Issuance Expenses Of
    Capital Stock        -         -       (299,768)        -           -
   Translation Adjustment
  For The Period     -         -             -             -       (31,289) TOTAL         6,276,600   $
  6,277    $3,819,405   $ (347,692)  $(31,289)

    See Accompanying Notes To Consolidated Financial Statements.
                   4
                  53

                 JYRA RESEARCH INC. AND SUBSIDIARY
                  (DEVELOPMENT STAGE ENTERPRISE)

               CONSOLIDATED STATEMENT OF CASH FLOWS
           PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
  _________________________________________________________________________

  CASH FLOWS FROM OPERATING ACTIVITIES
      Net Loss                                                  $ (347,692)
      Adjustments To Reconcile Net Loss To Net Cash
        Used For Operating Activities:
          Depreciation                                                6,537
          Decrease (Increase) In Prepaid Expenses                  (50,634)
          Increase (Decrease) In Accounts Payable                   100,994

               NET CASH USED FOR OPERATING ACTIVITIES             (290,795)


  CASH FLOWS FROM INVESTMENT ACTIVITIES
      Purchases Of Property And Equipment                         (104,743)


  CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds From The Issuance Of Common Stock                  3,825,682


  EFFECTS OF EXCHANGE RATE CHANGES ON CASH                         (31,289)


               NET INCREASE IN CASH AND CASH EQUIVALENTS          3,398,855


  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       -

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $3,398,855

  NONCASH TRANSACTIONS
      Stock Issued For Services Performed                        $  165,700



      See Accompanying Notes To Consolidated Financial Statements.
                   5
                  54

                 JYRA RESEARCH INC. AND SUBSIDIARY
                  (DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996
         _________________________________________________________________
                ________
  NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Company's Activities

   The Company was incorporated in the State of Delaware May 2, 1996. The Company's plans are to develop new computer network management systems to solve network problems caused by the constant increase in network traffic and growing complexity of networks. This Company is still in the development stage.

   Cash

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all cash accounts are interest bearing.

   Basis Of Consolidation

   The accounts of the wholly owned United Kingdom subsidiary
   Jyra Research Ltd. are included in the consolidated financial statements. All intercompany accounts and transactions have been eliminated.

   Property And Equipment

   Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method based on the expected useful life.

   Advertising

   The Company follows the policy of charging the costs of advertising to expense as incurred.

                    6
                    55

   Use Of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from those estimates.

   Foreign Currency Translation

   Through December 31, 1996, the Company had determined that the U.S. dollar was the "functional currency" of its operations. All foreign currency asset and liability amounts were remeasured into U.S. dollars at end-of-period exchange rates. Foreign currency income and expenses were remeasured at average exchange rates in effect during the year. Unrealized currency adjustments in the consolidated balance sheet are accumulated in stockholders equity. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities were included in income in the period in which they occur.

   Concentration Of Credit Risk

   As of December 31, 1996, the Company had cash deposits on hand in financial institutions which exceeded depositor's insurance provided by the applicable guaranty agency.

   Software Development Costs

   In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be sold, leased or otherwise marketed, initial costs are charged to operations as research prior to the development of a detailed program design or a working model. When technological feasibility is established and before the product is released for sale, the Company will capitalize the direct costs and allocated overhead associated with the development of software products. Costs incurred subsequent to the product release, and research and development performed under contract will be charged to operations.

   Stock Option Plan

   The Company is accounting for its stock option plan in accordance with Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued To Employees" and related interpretations. The Company, as required, has provided proforma disclosures of compensation expenses as determined under the provision of Statement of Financial Accounting Standard No. 123.

    NOTE B - COMMITMENT

    The Company has entered into an agreement with another corporation pursuant to which the Company was granted a worldwide non-exclusive license to develop and distribute products based upon the Corporation's technology.

                          JYRA RESEARCH INC. AND SUBSIDIARY
                           (DEVELOPMENT STAGE ENTERPRISE)


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  DECEMBER 31, 1996
                _____________________________________________________________
                _________


   NOTE B - COMMITMENT - CONTINUED

   Also pursuant to the agreement, the Company is required to meet three principal payment obligations consisting of: (a) upfront license fees; (b) per unit royalties; and (c) support and update fees, described as follows:

   As an "upfront license fee", the Company has paid $50,000 for the first package chosen by the Company. For each additional package that may be chosen by the Company, the Company will be required to pay an additional "upfront license fee" of $50,000.

   In addition, as "per unit royalties", for each of the first 5,000 products utilizing the Corporation's technology to be sold by the Company, the Company will be required to pay a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay a royalty of $20 per unit.

   In addition, as "support and update fees", the agreement requires the Company to pay: (i) $50,000 per year for the period during which the Company is paying "per unit royalties" of $66; and (ii) $300,000 per year for the period when the Company is paying "per unit royalties" of $20.

   The agreement is capable of ending either by expiration or termination. The agreement is scheduled to expire at the end of its stated initial term of five (5) years, after which the Company may, at its option, elect to renew the agreement for as many as five successive terms of one (1) year each. If the agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating the Corporation's technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties".

    NOTE C - INCOME TAXES

    The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:

    U.S. Federal                              $   -
    U.S. State                                    -
    Outside United States                      124,000
    Total Deferred Tax Assets                  124,000

    Less:  Valuation Allowance                (124,000)

    NET DEFERRED TAX ASSET               $   -

                          JYRA RESEARCH INC. AND SUBSIDIARY
                           (DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED
                                  DECEMBER 31, 1996
                _____________________________________________________________
                ___________

    NOTE C - INCOME TAXES - CONTINUED

    The deferred tax assets have been recorded based on a net operating loss carryforward. Management has based the valuation allowance on the risky nature of the industry.

    Factors determining Jyra Research Inc.'s effective tax rate:

    U.S. Federal Statutory Rate                    34%
    Nondeductible Costs                             2%


    EFFECTIVE INCOME TAX RATE                      36%



    Those amounts have been presented in the Company's financial statements as follows:

     Net Deferred Tax Asset     $   -

     For tax return purposes, the Subsidiary Company has approximately $375,000 of net operating loss carryforwards as of December 31, 1996, which expire in the year 2011.


     NOTE D - LEASES

     The Company leases its United Kingdom facilities from a third party. The lease is for three years at a rental rate of $22,247 per year. The current lease expires August, 1999. Lease expense for the period ending December 31, 1996 is $20,141.

     NOTE E - STOCK OPTION PLAN

     The Company has a stock option plan for key employees of the Company. The Plan was adopted July
     20, 1996. The Plan provides for the granting of incentive stock options as defined in Section 422 of the Internal Revenue Code, as well as nonincentive stock options. All options are awarded at not less than the market price of the Company's common stock on the date of grant. Such options expire on the fifth anniversary of the date on which the option was granted.

     Of the 175,000 shares granted, 105,000 are exercisable according to the following schedule:

     PERCENT
     EXERCISABLE                EXERCISE EVENT

        50%          On Or After The First
                     Customer shipment
        12.5%        One Year From Grant Date
        12.5%        Two Years From Grant Date
        25%          Three Years From Grant Date



                  61
                     PAGE

                        JYRA RESEARCH INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1996
              ______________________________________________________________
              ___________


     NOTE E - STOCK OPTION PLAN - CONTINUED

     Of the 175,000 shares granted, 70,000 are exercisable according to the following schedule:

                                 PERCENT
                                  EXERCISABLE
      EXERCISE EVENT

       One Year From Grant Date      25%

       Two Years From Grant Date     25%

       Three Years From Grant Date   25%

       Four Years From Grant Date    25%


     The number of shares for which options may be granted cannot exceed 300,000 shares of the Company's common stock. The Plan shall terminate on the tenth anniversary of its original effective date, July 20, 1996, after which no awards may be granted.

     The plan is accounted for under Accounting Principles
     Board Opinion No. 25 and related interpretations. No compensation cost has been recognized for the plan.
     Had compensation cost for the plan been determined based upon the fair value of the options at the grant dates consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", the
     Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below:

      1996

      Net Earnings                   As Reported    $(347,692)
                                      Proforma       $(1,112,442)

      Primary Earnings Per Share     As Reported    $      (.08)
                                     Proforma       $      (.26)

      Fully Diluted Earnings Per
      Share                          As Reported    $      (.08)
                                     Proforma       $      (.25)

     The fair value of each option is estimated on the date of grant using the minimum value pricing model with the following weighted average assumptions used for grants in 1996: no dividend yield, a risk free interest rate of 6% and an expected life of four years.

                        PAGE
                
                          JYRA RESEARCH INC. AND SUBSIDIARY
                           (DEVELOPMENT STAGE ENTERPRISE)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  DECEMBER 31, 1996
                _____________________________________________________________
                _____________


     NOTE E - STOCK OPTION PLAN - CONTINUED

     Transactions involving the Plan are summarized as follows:



          <TABLE
          [CAPTION]
          [S]       [C]       [C]     [C]       [C]       [C]

          OPTION
                                                            OPTION PRICE PER
          PRICE
                    OPTION SHARE        SHARES   RANGE    PER SHARE     SHARE

Outstanding At Beginning Of Period  -             $    -
             Granted                       175,000   40 - 7.00     $3.30
             Exercised                        -                  -

OUTSTANDING AT  DECEMBER 31, 1996,
                    OF WHICH NONE ARE
        EXERCISABLE AT
                    DECEMBER 31, 1996       175,000

             Weighted Average Fair Value
        Of Options Granted During
        The Year                    $4.37

        Weighted Average Remaining  Contractual Life (Years)          4.33

       At December 31, 1996, there were 125,000 shares available for future grants under the Plan.

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH
31, 1997
                     (Prepared by Management)



    JYRA RESEARCH, INC. AND SUBSIDIARY

       (A Development Stage Enterprise)




    Consolidated Balance Sheet 31-Mar-97 (Unaudited)


    Prepared by Management

       $


    Current Assets
    Mar. 31, 1997


    Cash & Cash Equivalents   $2,863,835


    Prepaid Expenses               2,970




    Total Current Assets        2,866,805






    Property & Equipment
    Computers, Equipment & Motor Vehicles     199,402


    Less Accumulated Dep'n                     18,795




    Net Property & Equipment                  180,607


    Total Assets                            3,047,412






    Current Liabilities



    Accounts Payable                            39,657





                                               (39,657)


    Stockholders Equity



    Ordinary Share Capital                       6,277


    Paid in Capital                          3,819,405



                                             3,825,682






    Deficit Accumulated During The Development Stage
                                             (678,041)


    Foreign Currency Translation Adj         (139,886)


    Total Stockholders Equity                3,007,755


    Total Liabilities & Stockholders Equity  3,047,412

    JYRA RESEARCH, INC. AND
    SUBSIDIARY



                            (A Development Stage Enterprise)






    Consolidated Statement of Operations



    Period 1-Jan-97 Through 31-Mar-97 (Unaudited)


    (Prepared by Management)

        $



    Mar. 31, 1997


    Revenue
               -0-






    Development & Admin Expenses



    Admin Expenses                          174,700


    Development Costs                       227,625


    Total Development & Admin Costs        (402,325)






    Other Income/Expense



    Currency Exchange Differences           57,241


    Interest Income                         26,993


    Depreciation                           (12,258)


    Total Other Income/Expense               71,976






    Loss Before Income Taxes              (330,349)






    Provision for Income Taxes                   -






    Net Loss                                (330,349)






    Earnings Per Share of Common Stock

    Average Shares of Common Stock O/S     6,276,600

    Earnings Per Share of Common Stock         (0.05)

    JYRA RESEARCH, INC. AND SUBSIDIARY



    (A Development Stage Enterprise)






    Consolidated Statement of Cash Flows



    Period 1-Jan-97 Through 31-Mar-97 (Unaudited)


    (Prepared by Management)

        $



    Mar. 31, 1997


    Cash Flows From Operating Activities



    Net Loss                               (330,349)


    Adjustments To Reconcile Net Loss To Net
    Cash



    Used For Operating Activities:



    Depreciation                            12,258


    Decrease (Increase) in Prepaid Expenses  53,002


    Increase (Decrease) In Accounts Payable (61,337)



                                               326,426






    Cash Flows From Investment Activities



    Purchase of Computers, Equipment & Vehicles   (94,659)






    Cash Flows From Financing Activities



    Proceeds From The Issuance Of Common Stock     0






    Effects of Exchange Rates Changes On Cash    (113,935)






    Net Increase In Cash & Cash Equivalents    (535,020)






    Cash & Cash Equivalents At Beginning of Period    3,398,855






    Cash & Cash Equivalents At End of Period    2,863,835

    JYRA RESEARCH, INC. AND SUBSIDIARY




                              (A Development Stage Enterprise)








    Development & Admin Expenses




    Period 1-Jan 97 Through 31-Mar-97 (Unaudited)



    Prepared by Management

        $




    31-Mar-97



    Administration Expenses



    Advertising & Promotion                25,956

    Bank Charges                              484

    Federal Tax                             2,500

    Miscellaneous Expenses                    375

    Directors Fees                         61,371

    Insurance                                 910

    Leases                                  9,985

    Printing & Stationery                   5,403

    Professional Fees                      25,284

    Repairs, Maintenance & Security         8,231

    Travel & Entertainment                 33,151

    Utilities                               1,051

    Total Admin Expenses                                174700



    Development

    Licenses & Software Fees                2,767

    Salaries & National Ins               161,291

    Staff Costs                            26,708

    Subcontractors                         26,215

    Telephones & Internet                  10,643


    Total Development Expenses            227,624


    Total Operating Expenses                                402,324


    Revenue


    Interest Income                        26,993

    Depreciation                         (12,258)

                                           14,735


    C/F Deficit                       (387,589.00)

    JYRA  RESEARCH INC. AND SUBSIDIARY
    (A development Stage Enterprise)

    Consolidated Statement of Stockholders Equity
    Period Jan 1, 1997 through Mar. 31, 1997 (Unaudited)







                 JYRA RESEARCH INC. AND SUBSIDIARY
                 (A Development Stage Enterprise)
           Consolidated Statement of Stockholders Equity
         Period 1-Jan. 97 through 31 March 97 (Unaudited)



                              Deficit




                            Accumulated
                              Foreign



                              Common
                               Stock
                              Paid-In
                              During
                             Currency



                              Shares
                              Amount
                              Capital
                            Development
                            Translation



                                 $
                                 $
                                 $
                                 $
                                 $


                  Balance at Beginning of Period
                             6,276,600
                               6,277
                             3,819,405
                             (347,692)
                             (31,289)






                             Net Loss
                                                 -
                                 -
                                 -
                                                       (330,349)
                                                                  -










                        Common Stock Issued
                                 -
                                 -
                                 -
                                 -
                                 -










                      Translation Adjustment







                          For the Period
                                 -
                                 -
                                 -
                                 -
                                                       (139,886)










    Total For the Period
    6,276,600
    6,277
    3,819,405
    (678,041)
    (108,598)














                           TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . 2

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 2

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . 3

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 3

DESCRIPTION OF OFFERING. . . . . . . . . . . . . . . . . . . . 3

SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . 4

GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

GLOSSARY OF TERMS. . . . . . . . . . . . . . . . . . . . . . . 7

   RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 11
        New Business; Continued Dependence on Securing Addi-
                tional Financing . . . . . . . . . . . . . . . 11
        Limited Operations . . . . . . . . . . . . . . . 11
        Dependence Upon Key Personnel. . . . . . . . . . . . . 11
        Inexperience of Management . . . . . . . . . . . . . . 11
        Financial Condition of Company; Difficulty in Funding
                Operations . . . . . . . . . . . . . . . . . . 12
        Protection of Intellectual Property; Competition . . . 12 Proposed Products are at the Conceptual or Software Prototype
Stages . . 12
        Manufacturing of Product . . . . . . . . . . . . . . . 13
        Limited Experience of Management in Manufacturing. . . 13 Delays in Development of Software and Related Products
                are Common in Computer Industry. . . . . . . . 13
        Competitive Disadvantage of Company. . . . . . . . . . 1 4
        Changes in Technology; Risk of Competing Technologies. 14 Substantial Additional Funds May be Required; Substan-
                tial Shareholder Dilution. . . . . . . . . . . 14
        Risks Associated with International Operations . . . . 15
   70

        Competition. . . . . . . . . . . . . . . . . . . . . . 15
        Dependence Upon Developing New Products. . . . . . . . 16
        Impact of General Economic Conditions on Operations and
                Dependence Upon Other Company's Products and
                their Availability . . . . . . . . . . . . . . 16
        Need of Company to Comply with Electrical, Emissions,
                and Other Applicable Safety Requirements . . . 17 Dependence upon Technology from Sun Microsystems . . . 17 Dependence of the Company Upon Unproven Products . . . 17 Limited Market For Shares; Potential Sales of Substantial
                Amounts of Shares. . . . . . . . . . . . . . . 17
        Significant Control and Influence by Existing Share-
                holders. . . . . . . . . . . . . . . . . . . . 18
        Limitation of Officers' and Directors' Liabilities
                under Delaware Law . . . . . . . . . . . . . . 18
       Consequential Loss . . . . . . . . . . . . . . . . . . 18

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 18

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . 19

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 20
        Background . . . . . . . . . . . . . . . . . . . . . . 20
        Planned Initial Products . . . . . . . . . . . . . . . 21
                Mid-Level Manager . . . . . . . . . . . . . .  21
                Jyra Diagnosis Pack. . . . . . . . . . . . . . 21
                Jyra Analysis Pack . . . . . . . . . . . . . . 21
                Jyra Probe . . . . . . . . . . . . . . . . . . . . 22
       Service Management . . . . . . . . . . . . . . . . .22

MANUFACTURING. . . . . . . . . . . . . . . . . . . . . . . . . 22

LICENSE FROM SUN MICROSYSTEMS . . . .. . . . . . . . . . . . . 23

PROPRIETARY RIGHTS AND LICENSES. . . . . . . . . . . . . . . . 24

MARKET FOR COMPANY'S PROPOSED PRODUCTS . . . . . . . . . . . .
24

Fortune 500 Corporations . . . . . . . . . . . . . . . . . . . 24
       Telecommunications Providers . . . . . . . . . . . . . 25
   71

       Outsourcers. . . . . . . . . . . . . . . . . . . . . . 25
        Third Party Application Developers and Consultants . . 25 Existing Data Communications Equipment and Probe Ven-
                dors . . . . . . . . . . . . . . . . . . . . . 26

UNITED STATES MARKETING OPERATIONS . . . . . . . . . . . . . . 26

COMPETITIVE TECHNOLOGY . . . . . . . . . . . . . . . . . . . . 26

NETWORK DIAGNOSIS AND ANALYSIS . . . . . . . . . . . . . . . . 27
        Portable Packet Capture. . . . . . . . . . . . . . . . 27
                Triticom LANDecoder. . . . . . . . . . . . . . 27
                Wandel and Goltermann. . . . . . . . . . . . . 28
                Hewlett-Packard. . . . . . . . . . . . . . . . 28
        Local Network Analysis . . . . . . . . . . . . . . . . 28
                Network General. . . . . . . . . . . . . . . . 28
           Global Network Analysis. . . . . . . . . . . . 28
                ECONet . . . . . . . . . . . . . . . . . . . . 28
                Desktalk TrendSNMP+. . . . . . . . . . . . . . 29

REMOTE MONITORING. . . . . . . . . . . . . . . . . . . . . . . 29
        Frontier Software. . . . . . . . . . . . . . . . . . . 30

SYSTEMS MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . 31
        Timetable. . . . . . . . . . . . . . . . . . . . . . . 31

FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . 32
        Management's Discussion and Analysis of Financial Con-
                dition and Results of Operations . . . . . . . 34
        Selected Financial Data. . . . . . . . . . . . . . . . 34

OFFICE FACILITIES. . . . . . . . . . . . . . . . . . . . . . . 35

DIRECTORS, OFFICERS AND KEY PERSONNEL. . . . . . . . . . . . . 35
        Management . . . . . . . . . . . . . . . . . . . . . . 35

REMUNERATION . . . . . . . . . . . . . . . . . . . . . . . . . 37

STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . . . . . 38

RELATED PARTY TRANSACTIONS . . . . . . . . . . . . . . . . . . 38

PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . 39

TRADING MARKET OF COMPANY'S SHARES . . . . . . . . . . . . . .40

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . 41

CAPITALIZATION AND DESCRIPTION OF SECURITIES . . . . . . . . .
41

INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . . . . . . . .
41

DELAWARE LAW . . . . . . . . . . . . . . . . . . . . . . . . . 42

TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . . . 43

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . 43

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 44

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 45

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . 46

INDEPENDENT AUDITORS REPORT. . . . . . . . . . . . . . . . . . 49

UNAUDITED FINANCIAL STATEMENTS. . . . . . . . . . . . . .65



   73
PAGE

                                    PART II

                            INFORMATION NOT REQUIRED IN
        PROSPECTUS

        ITEM 13. OTHER EXPENSES OF ISSUANCE AND
        DISTRIBUTION.

        The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

        Securities and Exchange Commission registration fee.....$2,587
           Fees and expenses of Registration................                  45,000*
           Accounting fees and expenses.......................                 10,000*

         -----------
           Total.................................................                          $57,587

        ===========
        - ---------
        *  Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND
OFFICERS.

        Section 145 of the General Corporation Law of Delaware, as amended ("DGCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. The Company's By-Laws and
Article 8 of its Certificate of Incorporation, as amended, substantively provide that the Company indemnify its officers, directors, employees and agents to the fullest extent permitted by
Section 145 of the DGCL.

        In accordance with Section 102(b)(7) of the DGCL, Article
8 of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(b)(7).
   74

        The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of a or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

ITEM 15. RECENT SALES OF UNREGISTERED
SECURITIES.

   Described below is information regarding all securities that have been issued by the Company since its incorporation on May 2, 1996.

1.  On May 10, 1996, the Company sold a total of 2,750,000
Shares to Messrs. Paul Robinson, Peter Lynch, Roderick Adams and Timothy A.B. Mills, founders of the Company, at a price of $.001 per share, for an aggregate offering price of $2,750. The Shares were offered and sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

2. During July 1996, the Company sold a total of 2,483,500 Shares to approximately 50 investors, located in various countries in Europe, at a price of $.40 per Share, receiving proceeds of $993,400. The Shares were offered and sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act.

3. During October and November 1996, the Company sold a total of 1,043,100 Shares to 29 investors, located in various countries in Europe, at a price of $3.00 per Share, receiving proceeds of $3,129,300. The Shares were offered and sold pursuant to the exemption from registration set forth in the rules comprising Regulation S, promulgated under the Securities Act.

   75
PAGE

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT
SCHEDULES.

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------

**3.01(i) -- Certificate of Incorporation of the Registrant.
**3.01(ii)-- By-Laws of the Registrant.
**4.01    --Specimen Certificate representing the Common Stock,

                   par  value $0.001 per share.
*5.01      --Opinion of Berns & Berns.
**10.01    -- Amended and Restated Stock Option Plan
*10.02   --Technology License and Distribution Agreement dated

           July 19, 1996 with Sun Microsystems, Inc. (Confidential
information has been omitted and filed separately with the
SEC)
**10.03     --Form of Indemnification Agreement of Directors.
**21.01    --Subsidiaries of the Registrant.



   76


 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
 *23.01 --Consent of Berns & Berns (included in Exhibit 5)
 *23.02 --Consent of Faw, Casson & Co. LLP
 *27.01 --Financial Data Schedule

 --------
  * Filed herewith
** Previously filed

ITEM 17. UNDERTAKINGS.

The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the
registration statement;
   77

  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;



(4) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(5) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of pro the Company pursuant to Rule
424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(6) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

PAGE

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE
SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY
CAUSED THIS AMENDMENT NO. 2 TO THE
REGISTRATION STATEMENT TO BE SIGNED ON ITS
BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED IN THE CITY OF LONDON,
ENGLAND, ON JUNE 12, 1997.

Jyra Research Inc.

By: /Paul Robinson/
Paul Robinson,
President

PURSUANT TO THE REQUIREMENTS OF THE
SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS BEEN SIGNED BY THE FOLLOWING
PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED.

/s/ Paul Robinson
Paul Robinson
President, Chief Executive-
Officer, Director
(Principal Executive
Officer)

June 12 , 1997

/s/ Roderick Adams
Roderick Adams
Chief Financial Officer,
Director (Principal Financial and Accounting
Officer)
June 12, 1997

/s/ Peter Lynch
Peter Lynch
Director
June 12, 1997

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT PAGE NUMBER
 -------  ----------------------

**3.01(i) --Certificate of Incorporation of the Registrant.
**3.01(ii) --By-Laws of the Registrant.
**4.01 --Specimen Certificate representing the Common Stock, par value $0.001 per share.
*5.01 --Opinion of Berns & Berns.
**10.01 --Amended and Restated Stock Option Plan.
*10.02 --Technology License and Distribution Agreement dated
 July 19, 1996 with Sun Microsystems, Inc. (Confidential information has been omitted and filed separately with the
SEC)
**10.03 --Form of Indemnification Agreement of Directors.
*23.01 --Consent of Berns & Berns (included in Exhibit 5)
*23.02 --Consent of Faw, Casson & Co. LLP
*27.01 --Financial Data Schedule

* Filed herewith
** Previously filed